Exhibit 10.4

DiamondRock Hospitality Company

Performance Stock Unit Agreement

Name of Grantee: _____
Target No. of Relative TSR Performance Stock Units Granted: _____ (the “TSR Target Award”)
Target No. of Hotel Market Share Stock Units Granted: _____ (the “HMS Target Award”)
Grant Date of Award:     __, 20__
Performance Measure: Relative Total Shareholder Return (as described in Exhibit A) and Hotel Market Share (as described in Exhibit B).
Pursuant to Section 11 of the DiamondRock Hospitality Company 2016 Equity Incentive Plan as amended through the date hereof (the “Plan”), DiamondRock Hospitality Company (the “Company”) hereby grants a performance stock unit award (“Award”) pursuant to Section 8 of the Plan consisting of the sum of:

(i)	the number of Relative TSR Performance Stock Units listed above (“TSR Stock Units”); and

(ii)	(ii) the number of Hotel Market Share Stock Units listed above (“HMS Stock Units”) (collectively with the TSR Stock Units, the “Performance Stock Units”)
to the Grantee named above.
Each TSR Stock Unit shall relate to one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company, subject to the restrictions and conditions set forth herein and in the Plan, and subject to the performance of the Company’s stock relative to the Peer Set (as defined in Exhibit A) as calculated in accordance with Exhibit A.
Each HMS Stock Unit shall relate to one share of Stock of the Company, subject to the restrictions set forth herein and in the Plan, and subject to the market share of Company hotels relative to such hotel’s Competitive Set (as defined in Exhibit B) as calculated in accordance with Exhibit B.
The performance goals are set forth in Exhibits A and B (the “Performance Goals”).
1.Definitions

(a)The following terms shall have the meanings ascribed to them in the Severance Agreement between the Grantee and the Company: (i) “Cause,” (ii) “Change in Control,” (iii) “Good Reason,” (iv) “Disability,” and (v) “Retirement.”

2.Acceptance of Award; Rights as Shareholder.

(a) The Grantee hereby acknowledges and understands that the Award represents a commitment of the Company to issue shares of Stock in the future, subject to the attainment of the Performance Goals and the receipt by the Company of a fully executed copy of this Agreement.

(b)The Award shall be settled by transferring to the Grantee a number of shares of Stock based on the TSR Target Award and HMS Target Award (as adjusted pursuant to Section 3) if, and only to the extent that, the Performance Goals are achieved during the TSR Performance Cycle and HMS Performance Cycle, respectively. The Administrator shall certify after the completion of the TSR Performance Cycle and HMS Performance Cycle, respectively, whether and to what extent the Performance Goals have been met. The actual number of shares of Stock to be issued to the Grantee will vary depending upon the attainment of the Performance Goals, and could be more or less than the TSR Target Award and/or HMS Target Award specified above.

(c)Upon such certification, the relevant number of shares of Stock (less withholding for tax purposes), in the form of fully vested shares of Stock, shall be issued and delivered to, or otherwise registered in book entry in the name of, the Grantee, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company and shall have all the rights of a shareholder with respect to such shares of Stock. Such vested shares of Stock shall be so issued and delivered to the Grantee no later than one month after the end of the TSR Performance Cycle and HMS Performance Cycle.

3.Dividends.

Accrued Dividends on the shares of Stock underlying the Performance Stock Units shall not be paid to the Grantee unless and until the Grantee vests in, and is issued, the relevant shares of Stock underlying the Performance Stock Units. The Grantee shall not be entitled to receive Accrued Dividends with respect to Performance Stock Units that do not vest.
4.Vesting of Performance Shares.

(a)Subject to Sections 4(b), 4(c), 4(d) and 4(e), at the end of the TSR Performance Cycle and HMS Performance Cycle, the Grantee shall vest in the Award to the extent determined in accordance with Exhibits A and B.

(b)Subject to Sections 4(c), 4(d) and 4(e), if the Grantee ceases to have any employment or other service relationship with the Company as an employee for any reason prior to the end of the TSR Performance Cycle or HMS Performance Cycle, the unvested Award shall be cancelled and no Stock shall be issued to the Grantee. The Grantee’s eligibility to receive any shares of Stock in connection with the Award is conditioned on (i) the Grantee’s continuous employment with the Company through the last day of the TSR Performance Cycle and/or HMS Performance Cycle and (ii) the attainment of the Performance Goals.

(c)Notwithstanding anything contained herein to the contrary, the Award shall vest immediately and shall not be cancelled as described in Section 4(b) above if the Grantee’s employment is terminated due to the Grantee’s death or Disability. In case of the occurrence of either such event, the actual numbers of shares of Stock to be issued to the Grantee will be determined in accordance with Exhibits A and B except that the TSR Multiplier and HMS Multiplier shall be deemed to be 100% and such shares of Stock shall be issued as soon as reasonably practicable after such death or Disability.

(d)Notwithstanding anything contained herein to the contrary, the Award shall be subject to continued vesting and shall not be cancelled as described in Section 4(b) above if the Grantee’s employment is terminated (i) without Cause, (ii) by the Grantee for Good Reason or (iii) upon Retirement, and, in all such cases, the Grantee adheres to all restrictions, covenants and promises in the Severance Agreement, including execution and delivery of a general release in accordance with the Severance Agreement. In case of the occurrence of any such event, at the end of the TSR Performance Cycle and HMS Performance Cycle, the actual number of shares of Stock to be issued to the Grantee will be determined in accordance with Exhibits A and B except that the TSR Multiplier and HMS Multiplier shall be deemed to be 100%. For the avoidance of doubt, any such continued vesting shall mean that the Grantee does not need to be continuously employed through the end of the TSR Performance Cycle or HMS Performance Cycle, but the Award will still be paid at the end of the TSR Performance Cycle and HMS Performance Cycle in accordance with the provisions of Section 2(c) hereof.

(e)Notwithstanding anything contained herein to the contrary or in Section 3(c) of the Plan, in the event of a Change in Control, the TSR Performance Cycle and HMS Performance Cycle shall be deemed to have ended on the day immediately preceding the Change in Control and the attainment of the Performance Goals shall be calculated by reference to the Stock Price on the date immediately preceding the Change in Control. However, the actual number of shares of stock determined to be issued to such Grantee shall vest as follows:

(i) Such shares of Stock shall vest as of the date immediately preceding the Change of Control if the surviving or successor entity in the Change in Control does not continue, assume or replace such shares of Stock with a substitute grant with the same intrinsic value; or
(ii) If the surviving or successor entity in the Change in Control continues, assumes or replaces such shares of stock with a substitute grant with the same intrinsic value (“Substitute Stock”), then such shares of Substitute Stock shall vest on the earlier of (x) the last day of the TSR Performance Cycle and HMS Performance Cycle if the Grantee provides continuous service to the Company or an affiliate or the surviving or successor entity or one of its affiliates until the last day of the TSR Performance Cycle and HMS Performance Cycle or (y) the date that Grantee’s service to the Company or an affiliate or the surviving or successor entity or one of its affiliates is terminated (A) without Cause, (B) by the Grantee for Good Reason, (C) due to the Grantee’s death or Disability or (D) upon Retirement, and, in the case of vesting described in this clause (y), the TSR Multiplier and the HMS Multiplier shall be deemed to be 100%; provided such shares of Substitute Stock shall not vest and the Grantee will have no right to receive such shares if the Grantee is terminated with Cause or the Grantee’s employment is terminated by the Grantee without Good Reason prior to the end of the TSR Performance Cycle and/or HMS Performance Cycle. For avoidance of doubt, Substitute Stock can only have the same intrinsic value if it is in the form of publicly registered stock that is readily traded on a major stock exchange.
5.Delivery of Stock.
The Company shall not be obligated to deliver any shares of Stock in accordance with the terms of the Award until (i) all federal and state laws and regulations as the Company may deem applicable have been complied with; (ii) the shares have been listed or authorized for listing upon official notice to the national stock exchange on which the Common Stock is traded or have otherwise been accorded trading privileges; and (iii) all other legal matters in connection with the issuance and delivery of the shares have been approved by the Company’s General Counsel, or, in the absence of a Company General Counsel, the Company’s outside legal counsel.
6.Incorporation of Plan.
Notwithstanding anything herein to the contrary, this Agreement shall be subject to, and governed by, all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
7.Transferability.
This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The Award, and any shares of Stock issuable with respect to the Award may not be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law until (i) the Award has vested as provided in Section 4 of this Agreement and (ii) shares of Stock have been issued to the Grantee. Any attempted disposition of Stock not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any shares of Stock as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any shares of Stock.
8.Tax Withholding.
Upon the settlement of the Award, the Company shall withhold from the shares of Stock to be issued to the Grantee, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum Federal, state and local tax required to be withheld by the Company as a result of such taxable event.
9.Deferred Stock Unit Awards.
Notwithstanding anything contained herein to the contrary, to the extent that the Grantee has validly elected to defer the Stock issuable under this Agreement, then, in lieu of receiving shares of Stock as provided herein, the Grantee shall receive Deferred Stock Units (as defined in the Plan or any successor Plan) pursuant to a Deferred Stock Unit Award Agreement to be entered into at such time between the Grantee and the Company.
10.Section 409A of the Code.
This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
11.Data Privacy Consent.
In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, the Operating Partnership, their Subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant

Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
12.Miscellaneous.

(a)Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the Grantee’s place of employment, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company, the Operating Partnership or any Subsidiary, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company, the Operating Partnership or any Subsidiary to terminate the employment of the Grantee at any time.

[Signature Page Follows]

ACTIVE/87284223.3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
DiamondRock Hospitality Company

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.
Dated:
Grantee’s Signature

Exhibit A

Determination of Relative Total Shareholder Return

Exhibit B

Determination of Hotel Market Share